                                                                   EXHIBIT 10.14

                       License and Development Agreement
                          between Ask Jeeves, Inc. and
                           Compaq Computer Corporation

This License and Development Agreement (the "Agreement") is made as of March 29, 1999 (the "Effective Date") by and between ASK JEEVES, INC., a California corporation, with its principal place of business at 918 Parker Street, Berkeley, CA 94710 ("Ask Jeeves") and COMPAQ COMPUTER CORPORATION, a Delaware corporation, with its principal place of business at 20555 SH 249, Houston TX 77070 ("Customer") on behalf of its worldwide divisions, affiliates and subsidiaries.

                                    RECITALS

A. Ask Jeeves is in the business of developing, marketing and licensing on-line natural language question answering products and services, including a software product known as the Question Processing Engine ("QPE"). The services Ask Jeeves provides include the creation and maintenance of customized knowledgebases to be used in conjunction with the QPE. The knowledgebases and the QPE when used together allow end users to access online information using the Ask Jeeves' question and answer format.

B. Customer manufactures and sells personal computers and related products and services. Customer has created and maintains a website on the Internet related to Customer's computer products located at www.Compaq.com (the "Customer Site").

C. Customer desires to license the QPE and have Ask Jeeves develop customized knowledgebases (the "Knowledgebases") that will allow visitors to the Customer Site to navigate portions of the Customer Site through the use of natural language questions.

D. Ask Jeeves desires to license the QPE to Customer and develop and maintain the Knowledgebases on the terms set forth in this Agreement.

                                    AGREEMENT

        THEREFORE, the parties agree as follows:

1.      SCOPE OF WORK.

        a. KNOWLEDGEBASE CREATION SERVICES. Ask Jeeves agrees to create the Knowledgebases as more specifically described in Exhibits Al, A2 and A3 (and any further additions or amendments to Exhibit A) according to the schedules also set forth in Exhibit Al, A2 and A3.

        b. KNOWLEDGEBASE MAINTENANCE AND UPDATE SERVICES. Ask Jeeves agrees to maintain and update the Knowledgebases as the content of the Customer Site changes, as specified in Exhibit B. The maintenance and updates will be done on an ongoing basis to promptly reflect changes in or additions to the Customer Site. Customer agrees to provide Ask Jeeves with a minimum of ten (10) days advance notice of changes to the Customer Site to allow Ask Jeeves to update the Knowledgebases. Ask Jeeves' obligation to maintain and update each of the Knowledgebases is limited to the number of hours set forth in the Exhibit A that describes the scope of work for that Knowledgebase (the "Monthly Maintenance Obligations"). In the event Customer requires maintenance and update services beyond the Monthly Maintenance Obligations, Ask Jeeves will provide those services at the rates set forth in Section 5.g.

        c. QPE Support and Upgrades. Ask Jeeves agrees to provide Customer technical support as described in Exhibit E and bug fixes, upgrades and updates to the QPE, including major and minor releases, as such may be released from time to time. Ask Jeeves agrees to assign a designated Ask Jeeves employee to manage the technical support to be provided under this Agreement.

2. TECHNICAL REQUIREMENTS. The QPE and the Knowledgebases will operate in the software environment described in Exhibit C.

3.      OWNERSHIP OF KNOWLEDGEBASES; EXCLUSIVITY.

        a. OWNERSHIP. The Knowledgebases will be the property of Ask Jeeves and will be licensed to Customer under the terms of the license set forth in Section 4, below. However, to the extent the Knowledgebases contain any proprietary or confidential information of Customer, such information will belong to Customer ("Customer Information"). Ask Jeeves will treat the Customer Information used in the Knowledgebases as Confidential Information of Customer, subject to the provisions of Section 16, below.

        b. EXCLUSIVITY. Ask Jeeves agrees that for one hundred (100) days after the Effective Date it will not deliver to IBM, Hewlett-Packard, or Dell Computer Corporation, a production version of a question-answering system that is primarily designed to answer end-user pre-sale questions and that incorporates portions of Knowledgebase content that was first used for the Compaq "Prosignia II Pre-Sale" (Exhibit Al) system.

4.      LICENSE.

        a. GRANT. Upon receipt of the fees set forth in Section 5, below, and subject to the terms and conditions of this Agreement, Ask Jeeves grants Customer a non-exclusive, fully-paid, nontransferable, non-sublicensable, worldwide license for the term of this Agreement (including any extensions) in the QPE, the Knowledgebases and any and all related materials, including, without limitation, documentation, trademarks, and logos (the "Licensed Products") solely for purposes set forth in this Agreement.

        b. LICENSE RESTRICTIONS. Except as specifically granted in this Agreement, Ask Jeeves owns and retains all right, title and interest in the Licensed Products and any and all related materials. This Agreement does not transfer ownership rights of any description in the Licensed Products to Customer or any third party. Customer agrees not to modify, reverse engineer or decompile the Licensed Products or create derivative works based on them. Customer agrees to retain all copyright and trademark notices on the Licensed Products and to take other steps necessary to protect Ask Jeeves' intellectual property rights.

5. FEES AND PAYMENT. As consideration for the licenses granted and the services rendered under this Agreement, Customer agrees to pay Ask Jeeves as follows:

        a. PROFESSIONAL SERVICES FEE. Customer agrees to pay Ask Jeeves the following professional services fees for the creation of the Knowledgebases (the "Knowledgebase Creation Fees"):


               Prosignia II Pre-sales (Exhibit Al)                       $ 91,000.00

               Home Computing PC Tech Support (Exhibit A2)               $185,000.00

               Enterprise PC Tech Support (excl. Servers) (Exhibit A3)   $102,000.00

               The Knowledgebase Creation Fees will be invoiced fifty percent (50%) upon execution of this Agreement and the remaining fifty percent (50%) on the Release Date for each of the Knowledgebases. For purposes of this Agreement the "Release Date" is defined as the date on which Ask Jeeves delivers a production ready copy of each Knowledgebase to Customer.

        b. KNOWLEDGEBASE MAINTENANCE FEE. Customer agrees to pay Ask Jeeves for maintenance of the Knowledgebases (the "Knowledgebase Maintenance Fees") as follows:

               Project                                                        Monthly Fee
               Home Computing PC Tech Support                                 $ 4,000.00

               Enterprise PC Tech Support (excluding.  Servers)               $ 3,200.00

               Prosignia II Pre-Sale (deferred, see below)                    $ 2,300.00


               The Knowledgebase Maintenance Fee for each of the Knowledgebases will be invoiced in advance on a quarterly basis beginning on the Release Date for each of the Knowledgebases. If the Release Date for each Knowledgebase is a day other than the beginning of a quarter, the Maintenance Fee will be prorated for the percentage of the quarter remaining. The Knowledgebase Maintenance Fee for the Prosignia II Pre-Sale Knowledgebase will be deferred for a period of ninety (90) days after its Release Date pending the conclusion of negotiations between

               Ask Jeeves and Customer for additional Prosignia II Pre-Sale Knowledgebase development. In the event the parties do not reach an agreement concerning future development of the Prosignia II Pre-Sale Knowledgebase within ninety (90) days of its Release Date, Customer agrees to pay Ask Jeeves the amount shown above.

        c. USAGE FEE. Customer agrees to pay Ask Jeeves a minimum yearly usage fee (the "Minimum Yearly Usage Fee") of five hundred thousand dollars ($500,000). The Minimum Yearly Usage Fee includes up to 10 million Answers, as defined below. Each Answer provided in excess of 10 million during any year will be billed at $0.04 per answer (the "Excess Answer Fee"), provided, however, that the total usage fee to be paid by Customer to Ask Jeeves during the Initial Term will not exceed six hundred and fifty thousand dollars ($650,000) (the "Maximum Yearly Usage Fee"). Customer will not receive any refund of the Yearly Usage Fee if fewer than 10 million Answers are provided. An "Answer" occurs when (a) an end user of the Licensed Products selects a matching question presented to the user in response to a user's query or
               (b) an alternative mechanism by which an end user is taken to an answer to his or her query on the Customer Site. The Yearly Usage Fees will be paid quarterly in advance. The Excess Answer Fee, if any, will be billed quarterly in arrears, beginning on the date that Customer provides in excess of 10 million Answers to users of the Customer Site.

        d. TRAVEL AND OUT OF POCKET EXPENSES. Customer agrees to reimburse Ask Jeeves for all travel expenses and out of pocket expenses at cost, which will not exceed Compaq's Standard Travel Guidelines attached as Exhibit D to this Agreement.

        e.     PAYMENT. For all invoices hereunder, payment is due forty-five
               (45) days from invoice date.

        f. TAXES. Customer will also reimburse Ask Jeeves for any sales, use and similar taxes associated with the Software, except for taxes based on Ask Jeeves' net assets or net income. Customer reserves the right to promptly pay all taxes due directly to the applicable taxing authorities under Customer's Direct Pay Tax Permit.

        g. PROFESSIONAL SERVICES. In the event Customer requests that Ask Jeeves perform consulting, engineering, Knowledgebase creation or other professional services that are beyond the scope of work described in this Agreement, Customer agrees to pay Ask Jeeves for such professional services in accordance with the applicable scope-of-work at Ask Jeeves' customary rates, which, as of the date of this Agreement, are as follows:

               Engineering:                                 $120.00/hour
               Knowledgebase Creation                       $ 75.00/hour
               Consulting                                   $ 90.00/hour

               Ask Jeeves agrees that for the term of this Agreement (including any extensions) the maximum professional services fees it will charge will be the lesser of (i) the actual rates for such services charged by Ask Jeeves to its customers or (ii) the amounts set forth above plus twenty percent (20%) per year.

6.      AUDIT RIGHTS. Each party agrees that it will keep, for a minimum of two
        (2) years, proper records and books of account relating to its activities under this Agreement. Once every twelve (12) months, either party may inspect the records of the other party to verify reports provided to the other, each party's compliance with its obligations under this Agreement and/or payment amounts. Any such inspection will be conducted in a manner that does not unreasonably interfere with the inspected party's business activities. Such inspection shall be performed by an independent accounting firm chosen and compensated by the requesting party, for purposes of audit. Such accounting firm shall be required to sign an agreement protecting the party's confidential information and shall be authorized to report only the amounts due and payable for the period requested. The inspected party shall immediately make any overdue payments disclosed by the audit. Such inspection shall be at the inspecting party's expense; however, if the audit reveals overdue payments in excess of 10% of the payments owed to date, the inspected party shall immediately pay the cost of such audit, and the inspecting party may conduct another audit during the same twelve (12) month period. Each party shall, upon written request, during normal business hours, in accordance with Customer's standard security requirements, but not more frequently than once each calendar year, provide access to such accounting records.

7. CUSTOMER LIAISON. Customer agrees to provide a designated employee to act as liaison with Ask Jeeves for the installation, and technical implementation and support of the QPE and the Knowledgebases. With respect to the maintenance of the Knowledgebases, Customer, at its option, may assign an individual liaison for each Customer product group. Customer further agrees to comply with Ask Jeeves' reasonable requests to modify the Customer Site (e.g. adding location tags to answer content) in order to maximize the efficacy of the Knowledgebases.

8. ASK JEEVES ANSWER NETWORK. Upon future, separate mutual agreement of the parties, the Knowledgebases may be included in the Ask Jeeves Answer Network, allowing users at another website access to the publicly available, non-confidential portions of the Knowledgebases and vice-versa.

9.      TERM AND TERMINATION.

        a. TERM. This Agreement and the licenses granted under this Agreement become effective as of the Effective Date and, unless sooner terminated as set forth in Section 9.b, below, shall continue in effect for a period of twelve (12) months from the Release Date (the "Initial Term"). Upon expiration of the Initial Term, this Agreement will automatically renew for additional twelve-month terms (the "Renewal Terms") on the terms and conditions set forth in this Agreement or such other terms and conditions as the parties may agree to in writing. Ask Jeeves agrees to notify Customer in writing not less than sixty (60) days prior to expiration of the Initial Term or any Renewal Term of the termination date for that term (the "Expiration Notice"). In the event that Ask Jeeves fails to provide Customer the Expiration Notice, this Agreement will terminate upon the expiration of the term to which it applies.

        b. TERMINATION. Either party, as applicable, has the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement as follows:

               (1) By either party for convenience upon thirty (30) days written notice to the other party, given not more than thirty (30) days prior to the expiration of the Initial Term or not more than thirty (30) days prior to the expiration of any quarter during a Renewal Term.

               (2) By Ask Jeeves, upon thirty (30) days written notice, if Customer fails to pay the amounts due to Ask Jeeves pursuant to this Agreement;

               (3) By either party for any material breach of this Agreement, other than the failure to make payments under Section 5, that is not cured within thirty (30) days of receipt by the party in default of a written notice specifying the breach and requiring its cure;

               (4) By either party, immediately upon receiving written notice, if (a) all or a substantial portion of the assets of the other party are transferred to an assignee for the benefit of creditors, or to a receiver or a trustee in bankruptcy, (b) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty
                      (60) days, or (c) the other party is adjudged bankrupt.

        c. RIGHTS ON TERMINATION. On termination, (a) all licenses granted to Customer under this Agreement cease and Customer agrees to promptly cease all use and reproduction of the Licensed Products; and (b) Customer will promptly return all copies the Licensed Products to Ask Jeeves or destroy all copies in its possession. Ask Jeeves has and reserves all rights and remedies that it has by operation of law or otherwise to enjoin the unlawful or unauthorized use of the Licensed Products as long as Ask Jeeves can meet the legal requirements therefor. Customer reserves the right to terminate Maintenance and Support Services without terminating the right to continue use of the licenses granted in the state at the time of termination.

        d. SURVIVAL FOLLOWING TERMINATION. 3, 5, 7, 9, 10, 11, 12, 13, 14, 15, 16 and 18 will survive termination or expiration of this Agreement. In addition, provisions of the Agreement which, by their nature, are intended to survive its termination or expiration, shall survive its termination or expiration.

10. INFRINGEMENT INDEMNITY BY ASK JEEVES. Ask Jeeves indemnifies, defends and holds Customer harmless from and against any claims, actions or demands alleging that all or any of the Licensed Products infringe any patent, copyright, trademark, or other intellectual property right of a third party. If use of any or all of the Licensed Products is permanently enjoined for any reason, Ask Jeeves, at Ask Jeeves' option, and in its sole discretion, may (a) modify the Licensed Products so as to avoid infringement without the loss of functionality; (b) procure the right for Customer to continue to use the Licensed Products; or (c) terminate this Agreement and refund to Customer all fees paid. Ask Jeeves shall have no obligation under this
        Section 10 for or with respect to claims, actions or demands alleging infringement that arise as a result of (a) the combination of noninfringing items supplied by Ask Jeeves with any items not supplied by Ask Jeeves, unless prior approved by Ask Jeeves, (b) modification of the Licensed Products by Customer, unless prior approved by Ask Jeeves, or (c) continued allegedly infringing activity by Customer after Customer has been notified of possible infringement, unless approved in advance by Ask Jeeves.

11. CUSTOMER DISCLAIMER AND INDEMNITY AS TO CONTENT. Ask Jeeves assumes no responsibility for the content of the Customer Site, and Customer agrees to indemnify, defend and hold Ask Jeeves harmless from and against any claims, actions or demands alleging that Ask Jeeves has any liability to any third party arising from the third party's use of the Customer Site.

12.     WARRANTIES.

        a. PRODUCT WARRANTY. Ask Jeeves warrants that (a) it holds the necessary rights to provide the services set forth in this Agreement; (b) the media containing the Licensed Products will be free from defects for a period of thirty (30) days from the date of delivery to Customer, provided that this warranty does not cover defects due to Customer's misuse of the media; (c) Ask Jeeves is free of any obligation that would prevent it from entering into this Agreement, and (d) the Licensed Products will perform substantially in accordance with Ask Jeeves published documentation.

        b. YEAR 2000 WARRANTY. Ask Jeeves warrants, at no additional cost to Customer and until March 31, 2001, the following under this
               Agreement:

                      (i) That the Licensed Products will accurately process, calculate, compare and sequence date and time data from, into and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with Ask Jeeves supplied documentation. As used herein, the term accurately shall mean in accordance with industry standard conventions with respect to the environment in which the Licensed Products are operating;

                      (ii) That the Licensed Products will accurately handle dates utilizing the International Standards Organization (ISO) 8601 standard formats, including YYYY-MM-DD; and

                      (iii) That any licensing keys contained in the Licensed Products will not expire or cause the Licensed Products to perform at less than full function due to the Software not performing as set out herein.

                      Customer's sole and exclusive remedy for Ask Jeeves' breach of this warranty shall be either repair or replacement of the non-compliant Licensed Product(s). Ask Jeeves agrees to use all reasonable commercial efforts to complete such repair or replacement within sixty (60) days of receiving written notice from Customer of the non-compliant Licensed Product(s). This warranty shall not be construed to limit any rights or remedies that Customer may otherwise have under this Agreement with respect to defects other than Year 2000 performance.

13. DISCLAIMER. THE WARRANTIES SET FORTH IN SECTION 12, ABOVE, ARE IN LIEU OF, AND THIS AGREEMENT EXPRESSLY EXCLUDES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, (a) ANY WARRANTY THAT THE LICENSED PRODUCTS ARE ERROR-FREE OR COMPATIBLE WITH ALL EQUIPMENT AND SOFTWARE CONFIGURATIONS (b) ANY AND ALL WARRANTIES OF MERCHANTABILITY; AND (c) ANY AND ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

14.     LIMITATION OF LIABILITY. EXCEPT AS TO ITS INDEMNITY OBLIGATIONS UNDER
        SECTION 10, ABOVE, ASK JEEVES IS NOT LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING THE LOSS OF PROFITS, REVENUE, DATA, OR USE OR COST OF PROCUREMENT OF SUBSTITUTE GOODS INCURRED BY CUSTOMER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF ASK JEEVES OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ASK JEEVES' LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED THE GREATER OF THE AMOUNTS ACTUALLY PAID BY CUSTOMER TO ASK JEEVES OR ONE MILLION DOLLARS ($1,000,000.00) (NET OF TRAVEL AND OUT OF POCKET COSTS) UNDER THIS AGREEMENT.

15. EXPORT CONTROLS. Customer agrees to comply with and be responsible for understanding any and all export regulations and rules now in effect or that may be issued from time to time by the Office of Export Administration of the United States Department of Commerce or any other governmental authority that has jurisdiction relating to export laws. Customer agrees to comply fully and strictly with the export controls and laws of any country in which it does, or intends to do, business. Ask Jeeves agrees to provide Customer with sufficient technical information concerning the Licensed Products so that Customer may make application for a U. S. export license and Ask Jeeves agrees to assign any existing Ask Jeeves obtained export license for Customer's use in exporting the Licensed Products.

16. CONFIDENTIALITY. All disclosures of proprietary and confidential information in connection with this Agreement or the transaction contemplated by this Agreement are governed by the terms of the Corporate Non Disclosure Agreement previously executed by the parties, a copy of which is attached as Exhibit F to this Agreement.

17.     PUBLICITY.

        a. PRESS RELEASES AND ANNOUNCEMENTS. Ask Jeeves and Customer agree that upon the execution of this Agreement, Customer and Ask Jeeves will issue a joint press release, with text mutually agreed to by the parties. Thereafter, neither party shall use the name(s), trademark(s), tradename(s) or logo(s), whether or not registered, of the other party in publicity releases without securing the prior written approval of the other party; provided, however, that (i) Ask Jeeves may use Customer's name in its customer list; and (ii) each party may use specific information previously approved for public release by the other, without further approval. Each party agrees not to disclose to any third party the terms of this Agreement.

        b. OTHER PUBLICITY. Beginning on the Release Date, Customer agrees to (a) mention Ask Jeeves in directly related press releases; (b) consider including mentions of Ask Jeeves in relevant promotions and advertisements and, if requested to do so by Ask Jeeves, not to unreasonably withhold consent; and (c) prominently display the "Powered by Ask Jeeves" logo on the question confirmation page, with a link from such logo to the corporate systems information page on the Ask Jeeves website.

18.     GENERAL PROVISIONS.

        a. ASSIGNMENT. Neither party may assign, sublicense or transfer its rights or delegate its obligation under this Agreement without the other party's prior written consent, which will not be unreasonably withheld. This Agreement is binding on the successors and assigns of the parties to the Agreement.

        b. WAIVER AND SEVERABILITY. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of the right of the party to thereafter enforce that or any other provision. In case any provision of this Agreement is held to be invalid, unenforceable or illegal, the provision will be severed from this Agreement and such invalidity, unenforceability or illegality will not affect any other provision of the Agreement.

        c. RELATIONSHIP OF THE PARTIES. Ask Jeeves' relationship to Customer is that of an independent contractor. Nothing in this Agreement shall be deemed to create an employer/employee, principal/agent or joint venture relationship. Neither party shall have the authority to enter into any contract on behalf of the other party without that party's express written consent.

        d. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

        e. ENTIRE AGREEMENT. This Agreement, along with the exhibits attached and referenced in this Agreement, constitutes the final and complete understanding between the parties and replaces and supercedes all previous oral or written agreements, understandings or arrangements between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended or modified except in a writing duly executed by both parties.

        f. EXHIBITS. The following exhibits are attached to the Agreement and incorporated by reference:

               Exhibit A           Knowledgebase Creation Services
               Exhibit B           Knowledgebase Maintenance and Update Services
               Exhibit C           Required Software Environment
               Exhibit D           Compaq Standard Travel Guidelines
               Exhibit E           Technical Support Guidelines
               Exhibit F           Mutual Non-Disclosure Agreement

        g. NOTICES. Except as otherwise provided in this Agreement, notices required to be given pursuant to this Agreement shall be effective when received and shall be sufficient if given in writing and (a) hand-delivered, (b) sent by facsimile with confirmation of receipt, (c) sent by First Class Mail, return receipt requested and postage pre-paid, or (d) sent by overnight courier service and addressed as follows:

                To Ask Jeeves:        Ask Jeeves, Inc.
                                      918 Parker Street
                                      Berkeley, CA 94710
                                      Attn: General Counsel
                                      Telephone: (510) 649-8685
                                      Fax: (510) 649-8633

                To Customer:          Compaq Computer Corporation
                                      20555 S.H. 249
                                      Houston, TX 77070
                                      Attn: Legal Dept.  110701
                                      and
                                      Compaq Computer Corporation
                                      20555 S.H. 249 MC060308
                                      Houston, TX 77070
                                      Attn: Cora Nell Worthy-Blumberg
                                      Sr.  Commodity Manager,
                                      Corp.  Software Procurement
                                      Ph: 281-514-0961

        IN WITNESS WHEREOF, ASK JEEVES, INC. and COMPAQ COMPUTER CORPORATION have duly executed this Agreement as of the Effective Date.

ASK JEEVES, INC.                        COMPAQ COMPUTER CORPORATION


By:   /s/  R. W. Wrubel                 By:   /s/  Kenny Kurtzman
   --------------------------------        -------------------------------------
       Robert W Wrubel, President

                                        Printed/Typed Name:   Kenny Kurtzman
                                                           ---------------------

Title:  President                       Title:  V.P. and General Manager Compaq
      -----------------------------            ---------------------------------

                                   EXHIBIT A1

             KNOWLEDGEBASE CREATION SERVICE FOR PROSIGNIA PRE-SALES

Ask Jeeves will create and deliver a Knowledgebase ("KB") that is mapped to certain sections of the Customer Site. These sections are defined below as the "Project Content".

PROJECT CONTENT
INCLUDED SECTIONS
The following sections of the Customer Site are included in the Project Content:

--------------------------------------------------------------------------------------------
SECTION NAME                           www.compaq.com/smb/onlineservices
--------------------------------------------------------------------------------------------
www.compaq.com/smb/desktops            www.directplus.compaq.com/(for these sections)
--------------------------------------------------------------------------------------------
www.compaq.com/smb/notebooks           Additional FAQ style content created for Prosignia
                                       questions
--------------------------------------------------------------------------------------------
www.compaq.com/smb/servers
--------------------------------------------------------------------------------------------

EXCLUDED SECTIONS
Anything off-site and the following sections of the Customer Site are specifically excluded from the Project Content:

--------------------------------------------------------------------------------
Section Name
--------------------------------------------------------------------------------
For sections listed above, no PDF files unless they were turned into HTML pages
--------------------------------------------------------------------------------


STYLE GUIDELINES
Ask Jeeves will use its best efforts to follow the Customer's style guidelines.

CUSTOMER EXTRANET
Ask Jeeves will set up and maintain a password-protected Extranet to enable Customer to view the project schedule, contact information, and overall performance metrics, and generally to facilitate communication between Ask Jeeves and Customer. Ask Jeeves will normally update the Extranet, when required, on a weekly basis.

                         KNOWLEDGEBASE CREATION SCHEDULE

It is expected that the Knowledgebase ("KB") creation and implementation activities will be conducted according to the schedule below. This schedule may be changed jointly by Ask Jeeves and Customer. Ask Jeeves will post the most up-to-date version of the schedule to the Customer Extranet.

PRE-PRODUCTION: One week
Week 1: February 23 -March 1

-   Project intake
-   Team assignment
-   Content strategy set
-   Style guide developed

-   Extranet created

CONTENT PRODUCTION AND UNIT TESTING: 3 weeks
Weeks 1 - 3: Feb. 23 - March 12

-   Editors develop questions, working closely with Don Skarzenski and Kathy
    Berry

- Testing reports back to editors on unit performance; content adjusted in response

-   QA gives green light for Alpha


ALPHA TESTING: Two weeks
Weeks 2 - 4: March 1 - March 12

-   KB tested in its entirety
-   QA reports on performance
-   Content adjustments made/issues tracked
-   Engineering adjustments made/issues tracked
-   QA gives green light for Beta


BETA TESTING: Two weeks
Weeks 4 - 6: March 15 - March 26

-   KB installed on Customer's designated Web site
-   Submission of bugs & issues via Extranet
-   Content adjustments made/issues tracked
-   Reporting of issues & fixes via Extranet
-   Final adjustments of KB and User Interface
-   Final reports on issues/fixes
-   Final report on KB performance from QA
-   Metrics from beta made available via Extranet

RELEASE:
March 29

-   KB delivered to Customer and available for public release

                         MONTHLY MAINTENANCE OBLIGATION

        Ask Jeeves will have no obligation to maintain the Prosignia II Pre-Sale Knowledgebase for the first ninety (90) days after its Release Date. Thereafter, in the event Ask Jeeves and Customer do not reach agreement concerning further development of this Knowledgebase, Ask Jeeves' obligation to maintain the Prosignia II Pre-Sale Knowledgebase will be limited to fifty-seven and one-half (57.5) person hours per month.

                                   EXHIBIT A2

                KNOWLEDGEBASE CREATION SERVICE FOR HOME COMPUTING

Ask Jeeves will create and deliver a Knowledgebase ("KB") that is mapped to certain sections of the Customer Site. These sections are defined below as the "Project Content".

PROJECT CONTENT
INCLUDED SECTIONS
The following sections of the Customer Site are included in the Project Content:

--------------------------------------------------------------------------------
SECTION NAME
--------------------------------------------------------------------------------
compaq.com/athome/support/serv_desk
                          serv_note
                          serv_print
                          serv_pcthe
--------------------------------------------------------------------------------

EXCLUDED SECTIONS
Anything off-site and the following sections of the Customer Site are specifically excluded from the Project Content:

--------------------------------------------------------------------------------
SECTION NAME
--------------------------------------------------------------------------------
For the above sections, no PDF files
--------------------------------------------------------------------------------

STYLE GUIDELINES
Ask Jeeves will use its best efforts to follow the Customer's style guidelines,

CUSTOMER EXTRANET
Ask Jeeves will set up and maintain a password-protected Extranet to enable Customer to view the project schedule, contact information, and overall performance metrics, and generally to facilitate communication between Ask Jeeves and Customer. Ask Jeeves will normally update the Extranet, when required, on a weekly basis.

                         KNOWLEDGEBASE CREATION SCHEDULE

It is expected that the Knowledgebase ("KB") creation and implementation activities will be conducted according to the schedule below. This schedule may be changed jointly by Ask Jeeves and Customer. Ask Jeeves will post the most up-to-date version of the schedule to the Customer Extranet.

PRE-PRODUCTION: 6 weeks (Completed)
Weeks 1-6: Jan. 4 - Feb. 12

-   Team assignment
- Content strategy set, including development of extensive Core Vocabulary and Question Architecture
-   Style guide developed
-   Extranet created

CONTENT PRODUCTION AND UNIT TESTING: 7 weeks
Weeks 7 - 8: Feb. 14 - Feb. 23
Weeks 9 - 13:

-   Editors develop questions
- Testing reports back to editors on unit performance; content adjusted in response
-   QA gives green light for Alpha

ALPHA TESTING: 4 weeks
Weeks 14 - 17: ____________ - ______________

-   KB tested in its entirety
-   QA reports on performance
-   Content adjustments made/issues tracked
-   Engineering adjustments made/issues tracked
-   QA gives green light for Beta

BETA TESTING: 3 weeks
Weeks 18 - 21: ____________ - ______________

-   KB installed on Customer's designated Web site
-   Submission of bugs & issues via Extranet
-   Content adjustments made/issues tracked
-   Reporting of issues & fixes via Extranet
-   Final adjustments of KB and User Interface
-   Final reports on issues/fixes
-   Final report on KB performance from QA
-   Metrics from beta made available via Extranet

RELEASE:
Beginning of Week 21: ____________ - ______________

-   KB delivered to Customer and available for public release

                         MONTHLY MAINTENANCE OBLIGATION

        Ask Jeeves obligation to maintain the Home Computing Knowledgebase is limited to one hundred (100) person hours per month.

                                   EXHIBIT A3

       KNOWLEDGEBASE CREATION SERVICE FOR ENTERPRISE PC TECHNICAL SUPPORT
                               (EXCLUDING SERVERS)

Ask Jeeves will create and deliver a Knowledgebase ("KB") that is mapped to certain sections of the Customer Site. These sections are defined below as the "Project Content".

PROJECT CONTENT
INCLUDED SECTIONS
The following sections of the Customer Site are included in the Project Content:

--------------------------------------------------------------------------------
SECTION NAME
--------------------------------------------------------------------------------
compaq.corn/support/desktops
                   /portables
                   /workstations
                  /options
--------------------------------------------------------------------------------


EXCLUDED SECTIONS
Anything off-site and the following sections of the Customer Site are specifically excluded from the Project Content:

--------------------------------------------------------------------------------
SECTION NAME
--------------------------------------------------------------------------------
For above sections, no PDF files
--------------------------------------------------------------------------------


STYLE GUIDELINES
Ask Jeeves will use its best efforts to follow the Customer's style guidelines.

CUSTOMER EXTRANET
Ask Jeeves will set up and maintain a password-protected Extranet to enable Customer to view the project schedule, contact information, and overall performance metrics, and generally to facilitate communication between Ask Jeeves and Customer. Ask Jeeves will normally update the Extranet, when required, on a weekly basis.

                         KNOWLEDGEBASE CREATION SCHEDULE

It is expected that the Knowledgebase ("KB") creation and implementation activities will be conducted according to the schedule below. This schedule may be changed jointly by Ask Jeeves and Customer. Ask Jeeves will post the most up-to-date version of the schedule to the Customer Extranet.

PRE-PRODUCTION: 6 weeks (Completed)
Weeks 1-6: Jan. 4- Feb. 12

-   Team assignment
-   Project intake

-   Team assignment
- Content strategy set, including development of extensive Core Vocabulary and Question Architecture
-   Style guide developed
-   Extranet created

CONTENT PRODUCTION AND UNIT TESTING: 7 weeks
Weeks 7- 8: Feb.  14- Feb.  23
Weeks 9 - 13:
-   Editors develop questions
- Testing reports back to editors on unit performance; content adjusted in response
-   QA gives green light for Alpha

ALPHA TESTING: 4 weeks
Weeks 14- 17: ____________ - ______________
-   KB tested in its entirety
-   QA reports on performance
-   Content adjustments made/issues tracked
-   Engineering adjustments made/issues tracked
-   QA gives green light for Beta

BETA TESTING: 3 weeks
Weeks 18 - 21: ____________ - ______________
-   KB installed on Customer's designated Web site
-   Submission of bugs & issues via Extranet
-   Content adjustments made/issues tracked
-   Reporting of issues & fixes via Extranet
-   Final adjustments of KB and User Interface
-   Final reports on issues/fixes
-   Final report on KB performance from QA
-   Metrics from beta made available via Extranet

RELEASE:
Beginning of Week 21: ____________ - ______________

-   KB delivered to Customer and available for public release

                         MONTHLY MAINTENANCE OBLIGATION

Ask Jeeves obligation to maintain the Enterprise PC Technical Support Knowledgebase is limited to eighty (80) person hours per month.

                                    EXHIBIT B

                  KNOWLEDGEBASE MAINTENANCE AND UPDATE SERVICES

                    Notification of Site Changes; KB Updates

- As the contents of the Customer Site are changed, Customer will notify Ask Jeeves of modifications to the Project Content.
- Ask Jeeves will promptly update the Knowledgebase ("KB") to reflect changes in or additions to the Customer Site and Project Content. In addition, Ask Jeeves will maintain and update the KB on an ongoing and regular basis to improve performance of the KB.
- Ask Jeeves will use its best efforts to update the KB within 10 business days of receipt of the modification notice. Substantial or numerous modifications may require more than 10 business days for implementation.


                               KB UPDATE SCHEDULE

Ask Jeeves will release updates to the KB on a weekly basis and post them to an Ask Jeeves FTP server for retrieval by Customer. Customer is responsible for retrieving and installing the KB updates.

                          LOG FILES; DATA AND REPORTING

- Ask Jeeves will provide Customer access to a Web site ("the Extranet") containing tools for analyzing end user questions and evaluating the completeness of the KB. Up to three representatives of Customer may simultaneously access the Extranet. Access for additional representatives may be available for a fee.

- Customer will send Ask Jeeves all log files generated by the QPE, on a weekly or otherwise mutually scheduled basis, formatted according to Ask Jeeves specifications, and in a manner reasonably specified by Ask Jeeves ("User Logs").

- Within twenty-four hours of receiving the User Logs, Ask Jeeves will update the Extranet with the information from the User Logs, for the purpose of enabling Customer and Ask Jeeves to view the reports described hereunder. Ask Jeeves may from time to time modify the number, format or content of these reports, in order to provide more useful data and insights into the operation of the KB.

1.  OVERALL STATISTICS: lists some aggregate statistics about site usage.

        a)     Total Questions Asked

        b)     Total Picks

        c) Match Percent (percentage of questions which had one or more matches)

        d)     Pick Percent

2. USER QUERIES - NO MATCH: lists the user queries that did not have a question match. This report lists the queries that couldn't be answered by the KB. By listing users' queries by frequency, this report helps identify subject areas where the KB could be more complete.

3. USER QUERIES - NO PICK: lists the user queries that had a match, but where the user picked no matches. This report helps better understand users' questions and identify topics where the KB could be more complete.

4. MOST POPULAR PICKS: Of the questions matched, view those that are most often picked by the users. This report helps identify the topics of greatest interest to the users.

5. MOST POPULAR WORDS: View the most frequently used words in users' questions. This report is helpful for fine-tuning the KB to better match users' questions. It is also useful for identifying emerging areas of user interest.

6. USER QUERIES CONTAINING A PARTICULAR WORD: This report allows a sampling of user interest in definable topic areas, as expressed through the user queries.

7. PICKS CONTAINING A PARTICULAR WORD: This report is helpful for evaluating user interest in specific topics.

- Ask Jeeves will, when necessary, post or update on the Extranet a "Content Holes" report. This report is prepared as a result of further analyzing the log files and reports listed above, and will serve to indicate to the Customer possible topics or subject areas for which user queries are received, but for which there are no answers in the Project Content.

                                    EXHIBIT C

                          Required Software Environment

The Ask Jeeves software requires the following software environment:

        a. Windows NT Server 4.0 operating system, with Service Pack 4 installed

        b.     Microsoft Internet Information Server (IIS) 4.0

Ask Jeeves is compiled to run on Intel Pentium II CPUs, and has been deployed on both single and dual processor systems. Minimum system requirements are:

        c. 400MHz (or higher) Intel Pentium II processor (dual processors recommended)

        d.     512 MBRAM

        e.     9 GB Hard Disk

        f.     Fast Ethernet Hardware (100 Mbps)

The Ask Jeeves software is comprised of several dynamic link library (DLL) files, some HTML files, and several Active Server Page (ASP) files. The ASP files are a mixture of HTML and Visual Basic Script (VBScript) language routines. The DLLs encapsulate the Ask Jeeves linguistic and matching algorithms, while the ASP files embody the user interface.

                                    EXHIBIT D
                                ASK JEEVES-COMPAQ
                          COMPAQ TRAVEL GUIDELINES FOR
                           CONTRACTORS AND CONSULTANTS
                                  4/98 revision

This document describes guidelines to be used by Ask Jeeves (`Contractors and Consultants") who are providing a service to Compaq when travel expenses are reimbursable. Travel expenses require prior approval of Compaq Computer Company ("Compaq"). Approved expenses shall be detailed separately on invoicing.

COMPAQ TRAVEL SERVICES
Compaq Travel Services (CTS) has been established by Compaq to help reduce overall travel costs. Contract rates with travel suppliers are maintained via our on-site agency. CTS should be used by Contractors and Consultants whenever possible, unless Contractor/Consultant rates are lower. All airline reservations should be made via CTS using Compaq's preferred carriers. CTS is also available to assist with car rentals and hotel reservations. Reservations may be made with CTS during regular business hours (7:30 a.m. to 6:00 p.m. Central Time, Monday - Friday) by calling 281-518-7770.

AIR TRAVEL
Compaq has agreement in place with various airlines for travel within the United States and around the world.

Coach Class is the appropriate choice for a domestic travel. Business Class is appropriate only for international travel, recognizing that Coach Class may be necessary if Business is unavailable. CTS will provide the most economical means of booking.

Consistent with reasonable planning, air travel should generally be booked at the lowest available rate within the required time constraints. The use of restricted fares (non-refundable tickets) can result in substantial savings and is encouraged if travelers are certain of their schedules.

The cost of upgrading beyond the Guidelines stated above is not considered a reimbursable expense.

LODGING
Compaq has select agreements in place with hotel properties throughout the United States and around the world. A single room with private bath in a business class hotel or motel should be requested.

It is recommended that Contractor or Consultant calls CTS for reservations in order to secure Compaq rates. If not possible, request Compaq Contractor rates.

Should an extended stay be required at any location, long-term, apartment-style lodging should be investigated.

GROUND TRANSPORTATION, GASOLINE, PARKING AND TOLLS
Fuel expenses, parking and tolls are reimbursable. An original receipt is required for reimbursement of expenses of $15.00 or more.

Compaq has a worldwide agreement in place for car rental requirements. Rental cars are to be returned with a full tank of gasoline.

CTS can provide information pertaining to alternate ground transportation requirements, such as taxis or limousines.



MEALS
Because the cost of meals varies widely according to location and environment, there are no guidelines on dollars per meal or dollars per day. However, Contractor/Consultant personnel are expected to exercise prudence. Original receipts must be submitted with the Expense Statement for meals costing $15.00 or more.

TELEPHONE CALLS
While traveling, business calls specifically relevant to the scope of Compaq business are reimbursable. For extended stay, one (1) personal call per day domestically or three (3) personal calls per week for international travel is considered reasonable and shall be reimbursable.

NON-REIMBURSABLE EXPENDITURES
The following miscellaneous items are expenses that will not be considered for reimbursement:

-   Travel expenses for spouse or companion
-   Personal portion of trip when combined with Compaq business
-   Non-Compaq business portion of trip when combined with Compaq business
-   Personal grooming items
-   Flight insurance
-   Airline or rental club dues
-   In-room hotel movies
-   Personal (or other non-Compaq) mail or packages
-   Items for personal use
-   Over weight luggage fees
-   Drugs (prescription or over-the-counter)
-   Sundries such as candy, gum, tobacco
-   Newspapers of magazines
-   Haircuts, shoe shines
-   Spa, gym or golf fees
-   Entertainment (movies, theater tickets, sporting events)
-   Gifts
-   In-flight movies

                                   EXHIBIT E

                          Technical Support Guidelines

1.      Definitions.

        (a) Hours of Operation. Ask Jeeves will provide Customer with 7X24 support as set forth herein.

        (b) Problem. Any error, bug, or malfunction that makes any feature of the Ask Jeeves Service perform unpredictably or otherwise become intermittently available, or that causes the Service to have a material degradation in response time performance.

        (c) Severe Problem. Any error, bug or malfunction that causes the Ask Jeeves Service to become inaccessible to Customer and its end-users, or that causes any feature of the Service to become continuously unavailable.

        (d) Enhancement Request. A request by Customer to incorporate a new feature or enhance an existing feature of the Service (exclusive of maintenance of the Knowledgebase.)

        (e) Fix. A correction, fix, alteration or workaround that solves a Problem or a Severe Problem.

2.      Contact Points.

        (a) Customer Technical Support Personnel. Customer will designate no more than three Customer employees as qualified to contact Ask Jeeves for technical support.

        (b) Ask Jeeves Technical Support Personnel. Ask Jeeves will ensure that its technical support personnel are adequately trained to provide technical support to Customer. Ask Jeeves will provide Customer with a web interface or an email address (the "Support Address") as well as a pager number (the "Support Pager") for contacting the Ask Jeeves Technical Support Personnel no later than one week prior to the Launch Date. Ask Jeeves will provide Customer with contact information for executive escalation no later than one week prior to the Launch Date. Ask Jeeves may change its designated Technical Support Personnel and the executive escalation personnel at its discretion with reasonable notice to Customer.

3.      Support Procedures.

        (a) All Problems reported by Customer Technical Support Personnel to Ask Jeeves must be submitted via web site or email to the Support Address.

        (b) If Customer believes it is reporting a severe problem, Customer will accompany its web site or email request with a page to the Support Pager.

        (c) Upon receiving a report from Customer, Ask Jeeves will determine whether the request is a Problem, a Severe Problem or an Enhancement Request. Ask Jeeves will respond to the request and use reasonable commercial efforts to provide a Fix as described in the response table, below.

        (d) Ask Jeeves will use commercially reasonable efforts to inform Customer Technical Support Personnel of Fixes.

4.      Support Levels.

        (a) Customer will provide technical support to end users who email or otherwise contact Customer directly with questions about the Customer Site or the Service. Customer will use commercially reasonable efforts to Fix any Problems without escalation to Ask Jeeves.

        (b) Ask Jeeves will provide the following technical support solely to Customer Technical Support Personnel.

                                                  TARGET RESPONSE
RECEIPT OF EMAIL          TYPE OF EMAIL           TIME FROM EMAIL         TARGET FIX TIME AND
REQUEST                   REQUEST                 RECEIPT                 REPORTING
During business hours     Problem                 Within one business     Commercially
or other times                                    day                     reasonable best
                                                                          efforts with weekly
                                                                          status reports to
                                                                          Customer

During the hours of       Severe Problem          Within four hours       Commercially
8:00 a.m.  and 6:00                                                       reasonable best
p.m.  Pacific time                                                        efforts with daily
                                                                          status reports to
                                                                          Customer

During other times        Severe problem          Within four hours       Commercially
                                                                          reasonable best
                                                                          efforts with daily
                                                                          status reports to
                                                                          Customer

During business hours     Enhancement Requests    Within five business    At Ask Jeeves
or other times                                    days                    discretion

        (c) In the event Ask Jeeves does not respond to Customer within the target response time from email receipt set froth above, then Customer may contact the following Ask Jeeves executive escalation personnel in order:

        Project Manager

               Lauren Guzak,

        General Manager, Corporate Systems

               Fadi Samaha,

        Chief Technical Officer

               David Warthen,

        Chief Executive Officer

               Robert Wrubel,

                                    EXHIBIT F

                         Mutual Non-Disclosure Agreement

                        MUTUAL NON-DISCLOSURE AGREEMENT


Effective Date:  February 1, 1999

In order to protect certain Confidential Information, Compaq Computer Corporation and its wholly owned subsidiaries ("COMPAQ"), and the "Participant" identified below, agree that:

1. DISCLOSING PARTY: The party disclosing Confidential Information

("Discloser") is both parties
(Note:  Fill in "COMPAQ", "Participant", or "both parties".)

2. REPRESENTATIVES: Each party's representative for coordinating disclosure or receipt of Confidential Information is:

COMPAQ     /s/Seth Romanow
          ----------------------------------------------------
Participant:         /s/ Dan Miller
              ------------------------------------------------

3. DESCRIPTION OF CONFIDENTIAL INFORMATION: The Confidential Information disclosed under this Agreement is described as:

COMPAQ Compaq.com and Compaq intranet information and related data not publicly available. Compaq intranet/internet configuration, related software/equipment support structure, network configuration and related data, pre-release Compaq product information.

Participant Ask Jeeves technology, research and development and business plans (Note: Be specific: for example, individually list materials provided, if necessary. Please attach additional sheets referencing this Agreement and signed by the parties.)

4. RESTRICTIONS: The party receiving Confidential Information ("Recipient") shall maintain the Confidential Information in confidence and disclose the Confidential Information only to its employees, subcontractors, and consultants that have a need to know such Confidential Information in order to fulfill the purpose described below provided that Recipient shall first have entered into a confidentiality agreement with such employees, subcontractors, and consultants that is substantially similar to this. Recipient shall make use of the Confidential Information only for the following purpose (check one):

[ ]  Evaluation in anticipation of a business relationship between the parties.

[ ]  Developing a proposal for Discloser.

[ ] Modification of Recipient's product to enhance compatibility with Discloser's product.

[X]  Furthering the business relationship between the parties.

[ ]  Other
           ---------------------------------------------------------------------

--------------------------------------------------------------------------------
(Requires approval from Compaq's legal dept. Be specific. If necessary, please attach additional sheet referencing this Agreement and signed by the parties.)


5. CONFIDENTIALITY PERIOD: This Agreement and Recipient's duty to protect Confidential Information expires three (3) years from the date of receipt of Confidential Information.

6. DISCLOSURE PERIOD: This Agreement applies to Confidential Information described in Paragraph 3 that is disclosed between the Effective Date and two
(2) years thereafter.

7. STANDARD OF CARE: Recipient shall protect the disclosed Confidential Information by using the same degree of care as Recipient

                           COMPAQ COMPUTER CORPORATION
                          20555 SH 249, P.O. Box 692000
                             Houston, TX 77269-2000

By    /s/H. Seth Romanow
   -----------------------------------------------------
Printed Name         H. Seth Romanow
               -----------------------------------------
Title      Director, Internet/Marketing
          ----------------------------------------------

uses to protect its own Confidential Information _________ less than a reasonable degree of care to prevent the unauthorized use, disclosure, dissemination, or publication of the Confidential Information.

8. MARKETING: Recipient's obligations shall only extend to Confidential Information that is described in Paragraph 3, and that: (a) is marked as confidential at the time of disclosure; or (b) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's representative within thirty (30) days of disclosure, summarizing the Confidential Information sufficiently for identification.
                                                                        27

9. EXCLUSIONS: This Agreement imposes no obligation upon Recipient with respect to Confidential Information that: (a) was rightfully in Recipient's possession before receipt from Discloser; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by Recipient; (f) must be disclosed under operation of law or regulation; or (g) is disclosed by Recipient with Discloser's prior written approval.

10. WARRANTY: Each Discloser warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES, INCLUDING WARRANTIES AGAINST INFRINGEMENT, ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS".

11. RIGHTS: Neither party acquires any intellectual property rights under this Agreement except the limited rights necessary to carry out the Purpose set forth in Paragraph 4. This Agreement shall not restrict reassignment of Recipient's employees.

12. EXPORT LAWS AND REGULATIONS: The parties agree to adhere to all applicable U.S. Export Laws and Regulations and that absent any required prior authorization from the Office of Export Licensing. U.S. Department of Commerce, they will knowingly export or re-export (as defined in Part 779 of the Export Administration Regulations), directly or indirectly, through their affiliates, licensees, or subsidiaries, any of the Confidential Information (or any product, process, or service resulting directly therefrom) to any country restricted by U.S. law or governmental order.

13. ECONOMIC ESPIONAGE ACT: The Confidential Information disclosed under this Agreement is subject to the provisions of the Economic Espionage Act of 1995.

14. MISCELLANEOUS:

14a. This Agreement imposes no obligation on either party to purchase, transfer or otherwise dispose of any technology, services or products.

14b. This Agreement does not create any agency or partnership relationship. Each party is responsible for its own expenses incurred as a result of any discussions between the parties.

14c. This Agreement embodies the entire understanding between the parties pertaining to the subject matter hereof. Any additions or modifications to this Agreement must be made in writing and must be signed by both parties. Facsimile signatures are deemed equivalent to original signatures for purposes of this Agreement.

14d. This Agreement shall be construed according to the substantive laws of the State of Texas, U.S.A.

                                   PARTICIPANT

Name       Ask Jeeves, Inc.
       -----------------------------------------------------------------
                              (Name of Participant)

Address    918 Parker St.
       -----------------------------------------------------------------

           Berkeley, CA  94710
       -----------------------------------------------------------------
                            (Address of Participant)

By         /s/ Dan Miller
       -----------------------------------------------------------------
                      (Signature of Authorized Participant)

Printed Name         Dan Miller
       -----------------------------------------------------------------

Title      EVP
       -----------------------------------------------------------------




                                                                      28